UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2023

THE MOSAIC COMPANY
(Exact name of registrant as specified in its charter)

DE	001-32327	20-1026454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Kennedy Blvd.		33602
Suite 2500
Tampa,	FL
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (800) 918-8270
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MOS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)(c) On August 29, 2023, The Mosaic Company (“Mosaic”) announced that (i) effective August 29, 2023, James ("Joc") C. O'Rourke resigned as Mosaic’s President; (ii) effective December 31, 2023, Mr. O'Rourke will resign as Mosaic's Chief Executive Officer, and become a Senior Advisor to Mosaic until his planned retirement in mid-2024; (iii) effective on the date of Mr. O'Rourke’s resignation as President of Mosaic, the Board of Directors (“Board”) of Mosaic has elected Bruce M. Bodine, currently Mosaic's Senior Vice President - North America, as President; and (iv) effective as of January 1, 2024, Mosaic has elected Mr. Bodine as Chief Executive Officer. Upon the effectiveness of Mr. Bodine's election as President, he will cease to be Mosaic's Senior Vice President - North America.

Mr. Bodine, age 52, has served as Mosaic's Senior Vice President - North America since April 1, 2020. From January 1, 2019 until his appointment as Senior Vice President - North America, Mr. Bodine was Mosaic's Senior Vice President - Phosphates and also provided executive oversight for the corporate procurement organization from January 1, 2019 through March 31, 2020. Prior to that, Mr. Bodine served as Senior Vice President - Potash (from June 2016 to December 31, 2018); as Vice President - Potash (from April to May 2016); as Vice President - Supply Chain (from August 2015 to March 2016); as Vice President - Operations Business Development (from October 2014 to August 2015); as Vice President - Operations for our Esterhazy and Colonsay potash production facilities (from July 2013 to October 2014); as the General Manager, Esterhazy (from September 2012 to June 2013); and as the General Manager, Four Corners (from March 2010 to August 2012). Before that, Mr. Bodine held various plant and mine development management positions in the Phosphates segment beginning with Mosaic’s formation in 2004. Mr. Bodine also serves as a director of MVM Resources International, B.V., the general partner of Compañia Minera Miski Mayo S.R.L., the joint venture that operates the Miski Mayo phosphate mine in Peru in which Mosaic holds a 75% interest.

At Mosaic’s 2023 annual meeting of stockholders held on May 25. 2023, Mr. O'Rourke was re-elected to the Board for a term of one year expiring at Mosaic’s 2024 annual meeting of stockholders. Mr. O'Rourke has tendered his resignation from the Board effective December 31, 2023. Mr. Bodine will not serve on any committees of the Board.

There has been no change in Mr. Bodine's or Mr. O'Rourke's compensation.

(d) On August 29, 2023, the Board expanded the size of the Board from 11 to 12 seats, and elected Mr. Bodine to fill the newly created vacancy and serve as a director of Mosaic for a term expiring at the 2024 annual meeting of stockholders.

As an employee director, Mr. Bodine will receive no director fees or other separate compensation for service on the Board or any committee of the Board for the period during which he is an employee.

Item 7.01.	Regulation FD Disclosure
The following information is being “furnished” in accordance with General Instruction B.2. of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing:

On August 29, 2023, Mosaic issued a press release (the "Press Release") relating to the election of Mr. Bodine as its President and to its Board of Directors and the resignation of Mr. O'Rourke. A copy of the Press Release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
Reference is made to the Exhibit Index hereto with respect to the exhibits furnished herewith. The following exhibits are being “furnished” in accordance with General Instruction B.2. of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Exhibit No.	Description

99.1
Press release, dated August 29, 2023, of The Mosaic Company announcing election of Bruce M. Bodine as its President and as a Member of its Board of Directors and the resignation of James ("Joc") C. O'Rourke

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: August 29, 2023	By:	/s/ Philip E. Bauer
	Name:	Philip E. Bauer
	Title:	Senior Vice President, General Counsel
and Corporate Secretary